As filed with the Securities and Exchange Commission on January 16, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CVR Refining, LP

(Exact Name of Registrant as Specified in Its Charter)

Delaware	2911	37-1702463
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2277 Plaza Drive, Suite 500

Sugar Land, TX 77479

(281) 207-3200

(Address, Including Zip Code, and Telephone Number, Including

Area Code, of Registrant’s Principal Executive Offices)

John J. Lipinski

2277 Plaza Drive, Suite 500

Sugar Land, Texas 77479

(281) 207-3200

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Mike Rosenwasser E. Ramey Layne Vinson & Elkins L.L.P. 666 Fifth Avenue, 26th Floor New York, New York 10103 Tel: (212) 237-0000 Fax: (212) 237-0100	Sean T. Wheeler Keith Benson Latham & Watkins LLP 811 Main Street Suite 3700 Houston, TX 77002 Tel (713) 546-5400 Fax (713) 546-5401

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ File No. 333-184200

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common units representing limited partner interests	27,600,000	$25.00	$690,000,000	$94,116

(1)	Estimated pursuant to Rule 457(a) under the Securities Act of 1933, as amended. Includes additional common units that the underwriters have the option to purchase.
(2)	Estimated solely for the purpose of calculating the registration fee.
(3)	The Registrant previously paid $81,547 of the total registration fee.

This registration statement shall become effective upon filing with the Commission in accordance with Rule 462(b) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of common units of the Registrant contemplated by the Registration Statement on Form S-1, as amended (File No. 333-184200), originally filed by the Registrant on October 1, 2012 and declared effective on January 16, 2013 (the “Prior Registration Statement”), and is being filed for the sole purpose of registering an additional 4,600,000 securities of the same class as were included in the Prior Registration Statement.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

Part II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 8.	EXHIBITS.

All exhibits previously filed or incorporated by reference in the registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-184200), are incorporated by reference into, and shall be deemed to be a part of this filing, except for the following, which are filed herewith:

Exhibit No.	Description

8.1	Opinion of Vinson & Elkins L.L.P. relating to tax matters

23.1	Consent of KPMG LLP

23.1.1	Consent of KPMG LLP

23.2	Consent of Deloitte & Touche LLP

23.3	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 8.1)

24.1	Powers of Attorney (included on the signature page to the Registration Statement on Form S-1 (File No. 333-184200) initially filed with the Securities and Exchange Commission on October 1, 2012 and incorporated by reference herein)

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Sugar Land, Texas, on January 16, 2013.

CVR Refining, LP

By: CVR Refining GP, LLC

By:	/s/ John J. Lipinski
Name:	John J. Lipinski
Title:	Chief Executive Officer, President and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and the dates indicated.

Signature	Title	Date

/s/ John J. Lipinski John J. Lipinski	Chief Executive Officer, President and Director of CVR Refining GP, LLC (Principal Executive Officer)	January 16, 2013

* Susan M. Ball	Chief Financial Officer and Treasurer of CVR Refining GP, LLC (Principal Financial and Accounting Officer)	January 16, 2013

Stanley A. Riemann	Chief Operating Officer and Director of CVR Refining GP, LLC	January 16, 2013

* Vincent J. Intrieri	Director of CVR Refining GP, LLC	January 16, 2013

* Samuel Merksamer	Director of CVR Refining GP, LLC	January 16, 2013

*By:	/s/ John J. Lipinski
John J. Lipinski
As Attorney-in-Fact

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EXHIBIT INDEX

Exhibit Number	Description

8.1	Opinion of Vinson & Elkins L.L.P. relating to tax matters

23.1	Consent of KPMG LLP

23.1.1	Consent of KPMG LLP

23.2	Consent of Deloitte & Touche LLP

23.3	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 8.1)

24.1	Powers of Attorney (included on the signature page to the Registration Statement on Form S-1 (File No. 333-184200) initially filed with the Securities and Exchange Commission on October 1, 2012 and incorporated by reference herein)

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